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                                                                    Exhibit 24.1
                                                                    ------------



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement of Vitronics Corporation on Form S-8 (File No.________) of our report dated February 21, 1995, on our audits of the consolidated financial statements and financial statement schedule of Vitronics Corporation, which report is included in the Company's Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".


Coopers & Lybrand L.L.P.


/s/ Coopers & Lybrand L.L.P.

Manchester, New Hampshire
July 13, 1995